UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2016

Cvent, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36043	54-1954458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1765 Greensboro Station Place, 7th Floor
Tysons Corner, VA 22102
(Address of principal executive offices, including zip code)
(703) 226-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On April 17, 2016, Cvent, Inc. (“Cvent” or the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Papay Holdco, LLC (“Parent”) and Papay Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Vista Equity Partners Fund VI, L.P. (“Fund VI”) and Vista Holdings Group, L.P. (“Holdings”, and together with Fund VI, the “Vista Funds”). As disclosed at that time, the Merger is subject to certain conditions, including, without limitation, the expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval under the antitrust and competition laws of Austria.
The Merger has been cleared by competition authorities in Austria. On June 30, 2016, each of Cvent and the Vista Funds received a request for additional information and documentary material, commonly referred to as a “second request,” from the U.S. Department of Justice (the “DOJ”) in connection with the Merger. A “second request” is a common part of the DOJ’s review of proposed transactions. The DOJ’s “second request” has the effect of extending the waiting period applicable to the consummation of the Merger until the 30th day after substantial compliance by Cvent and the Vista Funds with the “second request,” unless the waiting period is extended voluntarily by the parties or terminated sooner by the DOJ. The parties expect the Merger to be completed in the third or fourth quarter of this year.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the Merger. On June 9, 2016, Cvent filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Merger. The definitive proxy statement and a proxy card have been mailed to each stockholder entitled to vote at the special meeting relating to the Merger. The definitive proxy statement contains important information about the Merger and related matters. INVESTORS AND SECURITY HOLDERS OF CVENT ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT CVENT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CVENT AND THE TRANSACTION. The definitive proxy statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by Cvent with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Cvent’s website (http://investors.cvent.com) or by writing to Cvent’s Investor Relations at 1765 Greensboro Station Place, 7th Floor, Tysons Corner, Virginia 22102.
Participants in the Solicitation
Cvent and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Cvent’s stockholders with respect to the Merger. Information about Cvent’s directors and executive officers and their ownership of Cvent’s common stock is set forth in Cvent’s proxy statement on Schedule 14A filed with the SEC on June 9, 2016, and Cvent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed on March 1, 2016. Information regarding the identity of the potential participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Merger.

Legal Notice Regarding Forward-Looking Statements
This Current Report on Form 8-K, and the documents to which Cvent refers you in this communication, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Cvent’s expectations or beliefs concerning future events, including the timing of the Merger and other information relating to the Merger. Forward-looking statements include information concerning possible or assumed future results of operations of Cvent, the expected completion and timing of the Merger and other information relating to the Merger. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss Cvent’s future expectations or state other forward-looking information and may involve known and unknown risks over which Cvent has no control. Those risks include, (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect Cvent’s business and the price of the common stock of Cvent, (ii) the failure to satisfy of the conditions to the consummation of the Merger, including the adoption of the merger agreement by the stockholders of Cvent and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the Merger on Cvent’s business relationships, operating results and business generally, (v) risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Cvent’s ongoing business operations and (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the transaction. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Cvent does not undertake to update these forward-looking statements to reflect future events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVENT, INC.

By:	/s/ Lawrence Samuelson
Lawrence Samuelson General Counsel and Corporate Secretary
Date: July 1, 2016